UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2023
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Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32236	14-1904657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1166 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices and Zip Code)
(212) 832-3232
(Registrant's telephone number, including area code)
280 Park Avenue
New York, NY 10017
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported by Cohen & Steers, Inc. (the Company) on October 17, 2023, Matthew S. Stadler provided notice to the Company of his intention to retire from his positions as Executive Vice President and Chief Financial Officer of the Company, after a 43-year career in the financial services industry. In consideration of Mr. Stadler’s nearly 19 years of service to the Company in such positions, on December 14, 2023, the Company entered into a letter agreement with Mr. Stadler providing that, subject to certain terms and conditions, upon the effective date of Mr. Stadler’s retirement his then-unvested restricted stock units will immediately vest and thereafter continue to be settled pursuant to the terms of the restricted stock unit award agreement applicable to each grant of restricted stock units, including continued compliance with the restrictive covenants contained in such agreements, and he will be eligible for a pro-rated discretionary performance bonus in respect of the 2024 fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: December 15, 2023	By:	/s/ Francis C. Poli
Name: Francis C. Poli Title: General Counsel and Secretary